Duolingo Announces Record Results for Fourth Quarter and Full Year 2021

Pittsburgh, PA – March 3, 2022 – Duolingo, Inc. (NASDAQ: DUOL), the world’s leading mobile learning platform, announced results for the fourth quarter and full year ended December 31, 2021 in a shareholder letter that is posted at https://investors.duolingo.com.

"In the fourth quarter, our user growth accelerated and we added more net subscribers than ever before, capping off a year in which our revenue grew by 55%," said Luis von Ahn, Co-Founder and CEO of Duolingo. "I credit this growth and our record-breaking metrics to our focus on making learning fun and effective, and to our new product initiatives that made Duolingo Plus more valuable.”

“Looking ahead to 2022, we have exciting plans to make our products even more engaging and valuable for our learners. And we also have plans to continue broadening our offerings beyond languages. I look forward to building upon the progress we’ve made as we strive toward our mission to make the world’s best education universally available.”

Fourth Quarter 2021 Highlights

•Total bookings were $90.8 million, an increase of 59% from the prior year quarter;
•Subscription bookings were $69.8 million, an increase of 61% from the prior year quarter;
•Paid Subscribers totaled 2.5 million at year end, an increase of 56% from the prior year;
•Monthly active users (MAUs) grew 15% to 42.4 million in the fourth quarter and Daily active users (DAUs) grew 20% to 10.1 million, both of which are all-time highs;
•Total revenues were $73.0 million, an increase of 51% from the prior year quarter;
•Net loss totaled $17.5 million, compared to a net loss of $10.4 million in the prior year quarter, with the majority of this change driven by stock-based compensation;
•Adjusted EBITDA was $0.3 million, compared to $2.9 million in the prior year quarter.

Full Year 2021 Highlights

•Total bookings were $294.2 million, an increase of 55% from the prior year;
•Subscription bookings were $224.5 million, an increase of 56% from the prior year;
•Total revenues were $250.8 million, an increase of 55% from the prior year;
•Net loss totaled $60.1 million, compared to a net loss of $15.8 million in the prior year, with the majority of this change driven by IPO-related stock-based compensation and other IPO costs;
•Adjusted EBITDA was a loss of $1.1 million, compared to income of $3.6 million in the prior year.

Financial and Operating Metrics

The following table summarizes our financial and operating highlights for the quarter and full year ended December 31, 2021.

	Three Months Ended December 31,			Year Ended December 31,
(In millions, except dollar amounts in thousands)	2021	2020	% Change	2021	2020	% Change
Operating Metrics
Monthly active users (MAUs)	42.4	37.0	15%	40.5	36.7	10%
Daily active users (DAUs)	10.1	8.4	20%	9.6	8.2	18%
Paid subscribers (at period end)	2.5	1.6	56%	2.5	1.6	56%
Subscription bookings	$69,752	$43,284	61%	$224,520	$144,379	56%
Total bookings	$90,821	$57,064	59%	$294,247	$190,181	55%

Financial Measures
Total revenues (GAAP)	$73,014	$48,268	51%	$250,772	$161,696	55%
Net loss (GAAP)	$(17,517)	$(10,407)	68%	$(60,135)	$(15,776)	281%
Adjusted EBITDA (Non-GAAP)	$329	$2,891	(89)%	$(1,066)	$3,630	(129)%
Financial Outlook

Duolingo is providing the following guidance for the first quarter and the full year ending December 31, 2022.

	First Quarter 2022		Full Year 2022
(in millions)	Low	High	Low	High

Total Bookings	$92.0	$95.0	$372.0	$382.0
Revenues	$75.5	$78.5	$332.0	$342.0
Adjusted EBITDA	$(5.5)	$(2.5)	$(5.0)	$(1.0)

With regards to the Non-GAAP Adjusted EBITDA outlook provided above, a reconciliation to GAAP net loss, the most directly comparable financial measure presented in accordance with GAAP, has not been provided as the quantification of certain items included in the calculation of GAAP net loss cannot be calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expenses related to equity awards requires additional inputs such as number of shares granted and market price that are not currently ascertainable, and the non-GAAP adjustment for certain legal, tax and regulatory reserves and expenses depends on the timing and magnitude of these expenses and cannot be accurately forecasted. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

Webcast and Conference Call Information
Duolingo will host a conference call to discuss its quarterly results today, March 3, 2022 at 5:30 p.m. ET. The live webcast of Duolingo’s earnings conference call will be publicly available and can be accessed at

investors.duolingo.com. A replay will be available on the Investor Relations website one hour following completion of the call.

About Duolingo
Duolingo is the leading mobile learning platform globally, offering courses in over 40 languages to approximately 42 million monthly active users. With over 500 million downloads, its flagship app has organically become the world's most popular way to learn languages and the top-grossing app in the Education category on both Google Play and the Apple App Store. With technology at the core of everything it does, Duolingo has consistently invested to provide learners a fun, engaging, and effective learning experience while remaining committed to its mission to develop the best education in the world and make it universally available.

Definitions

Subscription Bookings and Total Bookings. Subscription bookings represent the amounts we receive from a purchase of a subscription to Duolingo Plus. Total bookings represent the amounts we receive from a purchase of a subscription to Duolingo Plus, a registration for a Duolingo English Test, an in-app purchase for a virtual good and from advertising networks for advertisements served to our users. We believe bookings provide an indication of trends in our operating results, including cash flows, that are not necessarily reflected in our revenue because we recognize subscription revenue ratably over the lifetime of a subscription, which is generally from one to twelve months.

Monthly Active Users (MAUs). MAUs are defined as unique Duolingo users who engage with our mobile language learning application or the language learning section of our website each month. MAUs are reported for a measurement period by taking the average of the MAUs for each calendar month in that measurement period. MAUs are a measure of the size of our global active user community on Duolingo.

Daily Active Users (DAUs). DAUs are defined as unique Duolingo users who engage with our mobile language learning application or the language learning section of our website each calendar day. DAUs are reported for a measurement period by taking the average of the DAUs for each day in that measurement period. DAUs are a measure of the consistent engagement of our global user community on Duolingo.

Paid Subscribers. Paid subscribers are defined as users who pay for access to Duolingo Plus and had an active subscription as of the end of the measurement period. Each unique user account is treated as a single paid subscriber regardless of whether such user purchases multiple subscriptions, and the count of paid subscribers does not include users who are currently on a free trial.

Forward-Looking Statements
This Shareholder Letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this Shareholder Letter, including without limitation, statements regarding our business model and strategic plans and our financial outlook for the first quarter and fiscal year 2022 are forward-looking statements. Without limiting the generality of the foregoing, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal,” “objective,” “seeks,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Such forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to: our ability to retain and grow our users and sustain their engagement with our products; competition in the online language learning industry; our limited operating history; our ability to achieve profitability; our ability to manage our growth and operate at such scale; the success of our investments; our reliance on third-party platforms to store and distribute our products and collect revenue; our reliance on third-party hosting and cloud computing providers; our ability to compete for advertisements; acceptance by educational organizations of technology-based education; our ability to access, collect, and use personal data about our users and payers, and to comply with applicable data privacy laws; potential intellectual property-related litigation and proceedings, our ability adequately obtain, protect and maintain our intellectual property rights; and the other important factors more fully detailed under the caption "Risk Factors" in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, as any such factors may be updated from time to time in our other filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which are accessible on the SEC’s website at www.sec.gov and the Company’s Investor Relations website at https://investors.duolingo.com. All forward-looking statements speak only as of the date of this Shareholder Letter and, except as required by applicable law, we have no obligation to update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Limitation of Key Metrics and Other Data
We manage our business by tracking several operating metrics, including MAUs, DAUs, paid subscribers, and bookings. While these metrics are based on what we believe to be reasonable estimates of our user base for the applicable period of measurement, there are inherent challenges in measuring how our platform is used. These metrics are determined by using internal data gathered on an analytics platform that we developed and operate and have not been validated by an independent third party. This platform tracks user account and session activity. If we fail to maintain an effective analytics platform, our metrics calculations may be inaccurate. Because we update the methodologies we employ to create metrics, our operating metrics may not be comparable to those in prior periods. Other companies, including companies in our industry, may calculate these metrics differently.

Non-GAAP Financial Measures
We use certain non-GAAP financial measures to supplement our consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP financial measures include Adjusted EBITDA. Please refer to the definitions and reconciliations at the end of this press release. We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. By excluding certain items that may not be indicative of our recurring core operating results, we believe that Adjusted EBITDA provides meaningful supplemental information regarding our performance. Accordingly, we believe these non-GAAP financial measures are useful to investors and others because they allow for additional information with respect to financial measures used by management in its financial and operational decision-making and they may be used by our institutional investors and the analyst community to help them analyze the health of our business. However, there are a number of limitations related to the use of non-GAAP financial measures, and these non-GAAP measures should be considered in addition to, not as a substitute for or in isolation from, our financial results prepared in accordance with GAAP. Other companies, including companies in our industry, may calculate these non-GAAP financials measures differently or not at all, which reduces their usefulness as comparative measures.

Website Information
We routinely post important information for investors on the Investor Relations section of our website, https://investors.duolingo.com and also from time to time may use social media channels, including our Twitter account (twitter.com/duolingo) and our LinkedIn account (linkedin.com/company/duolingo/), as an additional means of disclosing public information to investors, the media and others interested in us. It is possible that certain information we post on our website and on social media could be deemed to be material information, and we encourage investors, the media and others interested in us to review the business and financial information we post on our website and on the social media channels identified above, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website and our social media channels is not incorporated by reference into, and is not a part of, this document.

DUOLINGO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except par value amounts)

	December 31, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$553,922	$120,490
Accounts receivable	33,163	20,450
Deferred cost of revenues	24,219	13,585
Prepaid expenses and other current assets	7,967	3,855
Noncurrent Assets	42,040	17,359
Total assets	$661,311	$175,739

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Accounts payable	$7,818	$2,196
Deferred revenues	98,267	54,792
Income tax payable	113	68
Accrued expenses and other current liabilities	12,933	8,634
Long-term obligation under operating leases	29,124	8,131
Total liabilities	148,255	73,821
Convertible preferred stock, $.0001 par value	—	182,609
Total stockholders’ equity (deficit)	513,056	(80,691)
Total liabilities, convertible preferred stock and stockholders' equity (deficit)	$661,311	$175,739

DUOLINGO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Amounts in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenues	$73,014	$48,268	$250,772	$161,696
Cost of revenues	19,952	12,863	69,186	45,987
Gross profit	53,062	35,405	181,586	115,709
Operating expenses:
Research and development	30,019	15,443	103,833	53,024
Sales and marketing	14,511	9,705	59,170	34,983
General and administrative	25,947	20,828	78,590	43,713
Total operating expenses	70,477	45,976	241,593	131,720
Loss from operations	(17,415)	(10,571)	(60,007)	(16,011)
Other income, net of other expenses	6	187	49	303
Loss before provision for income taxes	(17,409)	(10,384)	(59,958)	(15,708)
Provision for income taxes	108	23	177	68
Net loss and comprehensive loss	$(17,517)	$(10,407)	$(60,135)	$(15,776)
Net loss per share attributable to Class A and Class B common stockholders, basic	$(0.46)	$(0.82)	$(2.57)	$(1.24)
Net loss per share attributable to Class A and Class B common stockholders, diluted	$(0.46)	$(0.82)	$(2.57)	$(1.24)

DUOLINGO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	Year Ended December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(60,135)	$(15,776)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	2,726	2,256
Stock-based compensation	40,804	17,031
Changes in assets and liabilities	25,775	14,197
Net cash provided by operating activities	9,170	17,708
Net cash used for investing activities	(6,206)	(4,014)
Net cash provided by financing activities	430,468	46,953
Net increase in cash and cash equivalents	433,432	60,647
Cash and cash equivalents - Beginning of period	120,490	59,843
Cash and cash equivalents - End of period	$553,922	$120,490

DUOLINGO, INC. AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION
(Amounts in thousands)

Adjusted EBITDA. Adjusted EBITDA is defined as net loss excluding interest (income) expense, net, income tax provision, depreciation and amortization, IPO and public company readiness costs, stock-based compensation expenses related to equity awards, tender offer-related costs and other expenses. Adjusted EBITDA is used by management to evaluate the financial performance of our business and we present Adjusted EBITDA because we believe it is helpful in highlighting trends in our operating results and that it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. The following table presents a reconciliation of our net loss, the most directly comparable financial measure presented in accordance with GAAP, to Adjusted EBITDA:

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2021	2020	2021	2020
Net loss	$(17,517)	$(10,407)	$(60,135)	$(15,776)
Interest (income) expense, net	(12)	(1)	(19)	(231)
Provision for income taxes	108	23	177	68
Depreciation and amortization	757	607	2,726	2,256
IPO and public company readiness costs (1)	656	155	3,909	282
Stock-based compensation expenses related to equity awards (2)	16,337	12,514	42,457	17,031
Tender offer-related costs (3)	—	—	5,599	—
Other expenses (4)	—	—	4,220	—
Adjusted EBITDA	$329	$2,891	$(1,066)	$3,630
________________
(1)IPO and public company readiness costs include costs associated with IPO readiness and establishment of our public company structure and processes, including consultant costs.
(2)In addition to stock-compensation expense, this includes costs incurred related to taxes paid during 2021 on equity transactions.
(3)Includes costs related to our tender offer initiated in February 2021.
(4)Represents one-time cash awards to Duolingo contributors under our non-employee volunteer program included within Sales and marketing expenses within our Consolidated Statement of Operations and Comprehensive Loss.

Contacts

Investor Relations:
Deborah Belevan, VP of Investor Relations
IR@duolingo.com

Press:
Sam Dalsimer, Global Head of Communications
press@duolingo.com